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                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the AT&T Wireless 401(k) Savings Plan (the "Plan") on Form 11-K for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), D. Jane Marvin, EVP Human Resources, and Joseph McCabe, Jr., Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ D. Jane Marvin
---------------------------------
D. Jane Marvin
EVP, Human Resources

/s/ Joseph McCabe, Jr.
---------------------------------
Joseph McCabe, Jr.
Executive Vice President and
Chief Financial Officer

Date:  June 30, 2003

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.